UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2019

EyePoint Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leonard S. Ross, Vice President of Finance and Chief Accounting Officer of EyePoint Pharmaceuticals, Inc. (the “Company”), will be leaving the Company effective as of July 31, 2019 (the “Effective Date”). Mr. Ross will continue to serve as the Company’s principal accounting officer until the Effective Date, at which time David Price, the Company’s Chief Financial Officer, will serve as the Company’s principal accounting officer.

Mr. Price, age 56, has served as the Company’s Chief Financial Officer since August 2018. Mr. Price brings to the Company more than 25 years of financial experience in the healthcare, investment banking and accounting industries. He has extensive experience in executing debt and equity capital financings, business development deals, restructurings and oversight of all financial functions in both domestic and international markets for public and private commercial companies. Most recently, he served as Chief Financial Officer of Concordia International Corporation, a publicly traded, revenue generating, generic pharmaceutical company. Prior to Concordia, he was the Chief Financial Officer at Bioventus, a global, commercial medical device company, where he was responsible for the creation of an independent business unit following the company’s spinout from Smith & Nephew. In this role, he led a $175 million debt financing and $210 million public debt raise. In addition, Mr. Price served as Chief Financial Officer of Cornerstone Therapeutics Inc., a publicly-traded, commercial specialty pharmaceutical company, where he orchestrated and executed the reverse merger of Cornerstone BioPharma with Critical Therapeutics to form Cornerstone Therapeutics Inc. Mr. Price also served as Chief Financial Officer of EDGAR Online, Inc., a financial data, technology and business process outsourcing company. In addition to his corporate experience, Mr. Price previously served as a managing director in the healthcare and pharmaceutical services sector at both Jefferies & Company and Bear Stearns & Co. Mr. Price began his career in public accounting at Arthur Andersen and PriceWaterhouseCoopers, and earned a B.A. in Accounting from Lancaster University.

No new compensatory arrangements will be entered into with Mr. Price in connection with his appointment as the Company’s principal accounting officer.

Mr. Price was not appointed as the Company’s principal accounting officer pursuant to any arrangement or understanding with any other person. Mr. Price does not have any family relationships with any executive officer or director of the Company and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEPOINT PHARMACEUTICALS, INC.

Date: May 22, 2019	/s/ Nancy Lurker
Nancy Lurker
President and Chief Executive Officer